CONSENT OF INDEPENDENT AUDITORS


We hereby consent to the use in this Registration Statement on Form N-1A of our report dated September 4, 2003, relating to the financial statements and financial highlights of Limited Term Tax-Exempt Bond Fund of America, which appear in such Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Independent Accountants", and "Prospectuses, Reports to Shareholders and Proxy Statements" in such Registration Statement.



PricewaterhouseCoopers LLP
Los Angeles, California
October 30, 2003